Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue Suite 5100 Seattle, WA 98104-7036 o: (206) 883-2500 f: (206) 883-2699

December 8, 2021

Sarcos Technology and Robotics Corporation

650 South 500 West

Salt Lake City, Utah 84101

Re:	Registration Statement on Form S‑8

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-8 (the “Registration Statement”), filed by Sarcos Technology and Robotics Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration for resale under the Securities Act of an aggregate of up to 47,422,310 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), consisting of (i) 3,000,000 shares of Common Stock (the “ESPP Shares”) reserved for issuance pursuant to the Company’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), (ii) 35,345,222 shares of Common Stock (the “2021 Plan Shares”) reserved for issuance pursuant to future awards under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), (iii) up to 883,501 shares of Common Stock (the “2021 Plan Option Shares”) that may be issued upon the exercise of outstanding stock options granted under the 2021 Plan and (iv) up to 8,193,587 shares of Common Stock (the “2015 Plan Shares”, and together with the ESPP Shares, the 2021 Plan Shares and the 2021 Plan Option Shares, the “Plan Shares”) that may be issued pursuant to options outstanding under the 2015 Equity Incentive Plan (the “2015 Plan”), on behalf of the selling securityholders or their permitted transferees described in the prospectus included in the Registration Statement (the “Prospectus”).

We have examined such instruments, documents, certificates and records, and such questions of law, as we have considered necessary or appropriate for the basis of our opinions hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto, will have become effective under the Securities Act; and (v) the legal capacity and competency of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that when the Plan Shares have been issued

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Sarcos Technology and Robotics Corporation

December 8, 2021

pursuant to the applicable provisions of the 2021 ESPP, the 2021 Plan and the 2015 Plan, and pursuant to the agreements that accompany the 2021 ESPP, the 2021 Plan and the 2015 Plan, and in accordance with the Registration Statement, such Plan Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the above‑referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any prospectus supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation